Exhibit 99.1

Third Quarter Summary:

•	Net Revenue of $570 million and Operating Income before impairment of $93 million (Note 1).
•	EBITDA before impairment of $160 million (Note 1).
•	Adjusted Net Revenue of $571 million and Adjusted EBITDA of $178 million, representing a (10)% and (7)% decrease as compared to the third quarter of 2008, respectively.
•	Generated $191 million in Cash from Operations in the nine months ended September 30, 2009.
•

The Company currently expects to recognize a non-cash impairment charge related to its goodwill and other intangible assets for its GTA business in the range of $800 million - $900 million. This is due to the recent performance of the GTA business and our expectations for the future performance of the travel wholesale industry. The Company is finalizing the amount of the impairment and expects to file its financial statements in the Quarterly Report on Form 10-Q with the SEC on November 13, 2009.

NEW YORK, NY, November 5, 2009  — Travelport Limited, the parent company of the Travelport group of companies, today announced certain financial results for the third quarter ended September 30, 2009.  Travelport recognized Net Revenue of $570 million, Operating Income before impairment of $93 million and Adjusted Net Revenue of $571 million for the third quarter of 2009, representing a (10)% decrease as compared to the same period last year.  Travelport achieved EBITDA before impairment of $160 million and Adjusted EBITDA of $178 million in the third quarter of 2009, representing decreases of (5)% and (7)%, respectively, as compared to EBITDA and Adjusted EBITDA in the same period last year.

Travelport Consolidated

($ in millions)

	3Q 2009	3Q 2008	Change*		% Change*
Net Revenue	$570	$634	$(64)		(10)%
Adjusted Net Revenue	$571	$635	$(64)		(10)%
EBITDA before impairment (Notes 1, 2)	$160	$169	$(9)		(5)%
Operating Income before impairment (Note 1)	$93	$93	0		0%
Adjusted EBITDA	$178	$191	$(13)		(7)%
Adjusted EBITDA Margin %	31.2%	30.1%	109	bps	4%

* May not calculate due to rounding

(1)

The Company expects to record a non-cash impairment charge related to the goodwill and intangible assets of its GTA business in the range of $800 million - $900 million for the quarter ended September 30, 2009.

(2)	See pages 5 through 7 of this Earnings Release for a reconciliation and definition of non-GAAP measures.

Travelport CEO and President, Jeff Clarke, stated:  “The travel industry is demonstrating signs of improvement as the global economic recovery takes hold.  We have witnessed an improvement in year over year GDS industry volumes in the third quarter.  Furthermore, October 2009 was the first month this year to show GDS industry volume growth.  Travelport is well positioned to capitalize on this recovery should it continue.  Our continued investments in technology and low cost base have proven resilient through the economic crisis and will allow us to leverage growth into the future.”

Philip Emery, Travelport CFO, stated: “As part of our review for potential impairment of intangibles, we identified an impairment of the goodwill and other intangible assets for our GTA business. We are still finalizing the review, but expect to record a non-cash impairment charge in the range of $800 million - $900 million that will negatively impact our EBITDA results. Our GTA business continues to be a market leader, has year to date Adjusted EBITDA margins in excess of 20% and is a positive cash flow contributor to the Company. This impairment will reduce the carrying value if goodwill and intangible assets for our GTA business to be in the range of $700 million - $800 million.  The impairment was identified due to the recent performance of the GTA business and our expectations for the future performance of the travel wholesale industry. The impairment charge is non-cash and will not impact our debt covenants.  Travelport’s financial condition remains strong.  For the nine months ended September 30, 2009, Travelport recorded Adjusted EBITDA of $494 million, generated $191 million in cash from operations and ended the period with $235 million in cash and cash equivalents.”

Financial Highlights Third Quarter 2009

GDS

($ in millions)

	3Q 2009	3Q 2008	Change*		% Change*
Net Revenue	$488	$531	$(43)		(8)%
Adjusted Net Revenue	$489	$532	$(43)		(8)%
Segment EBITDA	$156	$143	$13		9%
Adjusted Segment EBITDA	$162	$162	$0		0%
Adjusted Segment EBITDA Margin %	33.1%	30.5%	268	bps	9%

* May not calculate due to rounding

Net Revenue and Segment EBITDA for our GDS business were $488 million and $156 million, respectively, for the third quarter of 2009.  Adjusted Net Revenue and Adjusted Segment EBITDA for our GDS business were $489 million and $162 million, respectively, for the third quarter of 2009.  This resulted in an (8)% reduction in Adjusted Net Revenue and no change in Adjusted Segment EBITDA as compared to the third quarter of 2008.  Lower revenue resulted from a (5)% decline in segments and lower ancillary revenue as compared to the third quarter of 2008.   Operating expenses for GDS, excluding agency inducements and commissions, decreased by $(24) million, or (15)%, compared to the third quarter of 2008, which included $(9) million of favorable currency changes.

GTA

($ in millions)

	3Q 2009	3Q 2008	Change*		% Change*
Net Revenue	$82	$103	$(21)		(20)%
Adjusted Net Revenue	$82	$103	$(21)		(20)%
Segment EBITDA before impairment (Note 1)	$31	$47	$(16)		(34)%
Adjusted Segment EBITDA	$31	$46	$(15)		(33)%
Adjusted Segment EBITDA Margin %	37.8%	44.7%	(686	)bps	(15)%

* May not calculate due to rounding

(1)

The Company expects to record a non-cash impairment charge related to the goodwill and intangible assets of its GTA business in the range of $800 million - $900 million for the quarter ended September 30, 2009.

Net Revenue and Segment EBITDA before impairment for GTA were $82 million and $31 million, respectively, for the third quarter of 2009.  Adjusted Net Revenue and Adjusted Segment EBITDA for GTA for the third quarter of 2009 were $82 million and $31 million, respectively, representing a $(21) million decline in Adjusted Revenue and a $(15) million decrease in Adjusted Segment EBITDA compared to the third quarter of 2008.  Global Total Transaction Value (“TTV”) declined (12)% in the quarter primarily due to (11)% fewer room nights.  Net Revenue declined (20)% in the quarter due to the reduction in TTV, a (4)% decrease due to unfavourable exchange rate movements and a reduction in our average daily rates achieved.  Operating expenses for GTA decreased $(3) million, or (6)% compared to the third quarter of 2008 driven by cost reductions offset by a $2 million increase in bad debts.

Corporate Costs

Travelport incurred adjusted corporate costs which exclude the impact of certain non-recurring items, of $15 million for the third quarter of 2009, representing a $(2) million decrease compared to the third quarter of 2008.  Travelport’s total debt outstanding at September 30, 2009 was $3,690 million.

During the nine months ended September 30, 2009, Travelport generated $191 million in cash from operations, a $51 million improvement over the same period in 2008, and used $(36) million in cash to fund capital investments.  The Company ended

September with $235 million in cash and cash equivalents.  During the quarter, Travelport retired $16 million of debt and distributed $152 million to its parent company to fund the repurchase of a portion of its outstanding PIK loans at a discount.

Orbitz Worldwide

Travelport Limited currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport accounts for its investment in Orbitz Worldwide under the equity method of accounting.  During the third quarter of 2009, Travelport recorded $3 million in income from its investment in Orbitz Worldwide, a $141 million improvement from the prior year.

The Company has entered into a definitive agreement pursuant to which we will purchase $50 million of newly-issued common shares of Orbitz Worldwide. After this investment, and a simultaneous agreement between Orbitz Worldwide and PAR Investment Partners to exchange approximately $49.68 million of Orbitz debt for Orbitz common shares, Travelport will continue to own approximately 48% of Orbitz Worldwide’s outstanding shares. The transactions are expected to close in January 2010 and are subject to shareholder approval in accordance with the New York Stock Exchange rules and other customary closing conditions.

Conference Call/Webcast

The Company’s third quarter 2009 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 4:00 p.m. (ET), and through a limited number of listen-only, dial-in conference lines.  The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com.  To access the call through a conference line, dial 1-888-679-8018 in the United States and 1-617-213-4845 for international callers beginning at least 10 minutes prior to the scheduled start of the call. The passcode is 25861905.  A replay of the conference call will be available November 5, 2009 at 7:00 pm (ET), through November 19, 2009.  To access the replay, dial 888-286-8010 in the United States and 1-617-801-6888 for international callers. The passcode is 87896796.

About Travelport

Travelport is one of the world’s largest travel conglomerates offering broad based business services to companies operating in the global travel industry. Travelport is comprised of the global distribution system (GDS) business that includes the Worldspan and Galileo brands; GTA, a leading global, multi-channel provider of hotel and ground services and IT Services and Software, which hosts mission critical applications and provides business and data analysis solutions for major airlines.  With 2008 revenues of $2.5 billion, Travelport operates in 160 countries and has approximately 5,300 employees.  Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company.  Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures and Travelport management.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: our ability to service our outstanding indebtedness and the impact such indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, natural disasters, health concerns such as the swine flu and other diseases, the current crisis in the global credit and financial markets and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; our ability to successfully integrate acquired businesses and realize anticipated benefits of past and future acquisitions, including the Worldspan acquisition; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings and operational synergies from our re-engineering efforts and the Worldspan acquisition; our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships; and our exposure to customer credit risk. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

This release includes certain non-GAAP financial measures as defined under SEC rules.  As required by SEC rules,  important information regarding such measures is contained below.

INVESTOR CONTACT: Tony Basoukeas of Travelport, +44 17 5328 8475, or tony.basoukeas@travelport.com.

TRAVELPORT LIMITED

RECONCILIATION OF NON-GAAP MEASURES

(In $ millions and unaudited)

	Three Months Ended September 30, 2009
	GDS	GTA	Reconciling Item: Corporate Costs	Total
Net Revenue
Adjustments	$488	$82	$—	$570
Separation from Cendant and related	1	—	—	1
Adjusted Net Revenue	$489	$82	$—	$571

Adjusted EBITDA	$162	$31	$(15)	$178
Less adjustments
Separation from Cendant and related	1	—	2	3
Non-recurring items associated with Travelport acquisitions	4	(1)	4	7
Restructure and related	—	1	—	1
Non-cash based compensation	—	—	4	4
Other	1	—	2	3
Total	6	—	12	18
EBITDA before impairment	$156	$31	$(27)	160
Gain on early extinguishment of debt				4
Depreciation and amortization				63
Operating income before impairment				$93

	Three Months Ended September 30, 2008
	GDS	GTA	Reconciling Item: Corporate Costs	Total
Net Revenue
Adjustments	$531	$103	$—	$634
Separation from Cendant and related	1	—	—	1
Adjusted Net Revenue	$532	$103	$—	$635

Adjusted EBITDA	$162	$46	$(17)	$191
Less adjustments
Separation from Cendant and related	1	—	2	3
Non-recurring items associated with Travelport acquisitions	15	(1)	2	16
Restructure and related	3	—	2	5
Non-cash based compensation	—	—	2	2
Other	—	—	(4)	(4)
Total	19	(1)	4	22
EBITDA	$143	$47	$(21)	169
Gain on early extinguishment of debt				11
Depreciation and amortization				65
Operating income				$93

TRAVELPORT LIMITED

RECONCILIATION OF NON-GAAP MEASURES

(In $ millions and unaudited)

	Nine Months Ended September 30, 2009
	GDS	GTA	Reconciling Item: Corporate Costs	Total
Net Revenue
Adjustments	$1,514	$201	$—	$1,715
Separation from Cendant and related	3	—	—	3
Adjusted Net Revenue	$1,517	$201	$—	$1,718

Adjusted EBITDA	$495	$44	$(45)	$494
Less adjustments
Separation from Cendant and related	1	—	7	8
Non-recurring items associated with Travelport acquisitions	18	(3)	13	28
Restructure and related	—	5	2	7
Non-cash based compensation	—	—	7	7
Other	1	1	(20)	(18)
Total	20	3	9	32
EBITDA before impairment	$475	$41	$(54)	462
Gain on early extinguishment of debt				10
Depreciation and amortization				187
Operating income before impairment				$265

	Nine Months Ended September 30, 2008
	GDS	GTA	Reconciling Item: Corporate Costs	Total
Net Revenue
Adjustments	$1,715	$288	$—	$2,003
Separation from Cendant and related	2	—	—	2
Adjusted Net Revenue	$1,717	$288	$—	$2,005

Adjusted EBITDA	$533	$90	$(56)	$567
Less adjustments
Acquired / disposed EBITDA	7	—	—	7
Separation from Cendant and related	2	—	5	7
Non-recurring items associated with Travelport acquisitions	44	(3)	16	57
Restructure and related	12	2	5	19
Non-cash based compensation	—	—	2	2
Other	1	(1)	(24)	(24)
Total	66	(2)	4	68
EBITDA	$467	$92	$(60)	499
Gain on early extinguishment of debt				29
Depreciation and amortization				194
Operating income				$276

RECONCILIATION OF NON-GAAP MEASURES (Continued)

Adjusted Revenue, EBITDA, and Adjusted EBITDA are non-GAAP measures and may not be comparable to similarly named measures used by other companies. We believe that these measures provide management with a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of the Company’s financial performance and prospects for the future. Adjusted Revenue, EBITDA and Adjusted EBITDA are not intended to be measures of liquidity or cash flows from operations nor measures comparable to net income as they do not take into account certain requirements such as capital expenditures and related depreciation, principal and interest payments and tax payments. However, they are management’s primary metric for measuring business performance and are used by the Board of Directors to determine incentive compensation.  Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Adjusted Revenue, EBITDA and Adjusted EBITDA are disclosed so that investors may have the same tools available to management when evaluating the results of Travelport. The Adjusted Revenue, EBITDA and Adjusted EBITDA measures are defined terms within our credit agreement and bond indentures. Adjusted Revenue is defined as Revenue adjusted to include the impact of deferred revenue previously written off due to purchase accounting on the acquisition of Travelport by an affiliate of The Blackstone Group. EBITDA is defined as net income (loss) before interest, income taxes, depreciation and amortization, each of which is presented on Travelport’s Statement of Operations. Adjusted EBITDA is defined as EBITDA adjusted to exclude the aforementioned impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts and development of a global on-line travel platform, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Adjusted EBITDA is a critical measure in that it is required to calculate our key financial ratio under our credit agreement covenants. This ratio compares our Adjusted EBITDA on a full-year basis, including the impact of cost savings and synergies, to our consolidated net debt and is known as our Leverage Ratio. We are currently in compliance with our Leverage Ratio. A breach of this covenant could result in a default under the senior secured credit agreement and the indentures governing our notes.

TRAVELPORT LIMITED

Operating Statistics

(Unaudited)

	Three Months Ended September 30, 2009
	2009	2008	Change	% Change
GDS (segments in millions)
Americas segments	43.4	43.7	(0.3)	(1)%
International Segments	40.4	44.7	(4.3)	(10)%
Total Segments	83.8	88.4	(4.6)	(5)%

GTA (TTV in millions)
Total Transaction Value	$507	$575	$(68)	(12)%